UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2016

BARRACUDA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36162	83-0380411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Blvd.

Campbell, California 95008

(Address of principal executive offices, including zip code)

(408) 342-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on July 5, 2016, Barracuda Networks, Inc. (the “Company”) announced that David Faugno was resigning as the Company’s Chief Financial Officer, effective August 1, 2016, and would continue to serve in an advisory capacity to provide transition services to the Company.

In connection with Mr. Faugno’s resignation from his position as Chief Financial Officer, the Company and Mr. Faugno entered into a Transition Services Agreement (the “Transition Services Agreement”) on July 29, 2016, which provides, among other things, that Mr. Faugno would end his employment with the Company no later than September 1, 2016 (his actual termination date, which was August 1, 2016, the “Termination Date”) and provide reasonable transition services in an advisory capacity from the Termination Date until November 1, 2017 (the “Expected Transition Termination Date”) or such earlier date as his services are terminated pursuant to the Transition Services Agreement (the period in which Mr. Faugno is providing transition services, the “Transition Period”).

The Transition Services Agreement also provides that, until the Termination Date, Mr. Faugno was entitled to receive, among other things, his compensation and benefits as in effect as of the date of the Transition Services Agreement as well as receive 50% of his target bonus opportunity for the fiscal year ended February 28, 2017 within 15 days of the Termination Date. Mr. Faugno will also continue to vest in his outstanding options and restricted stock unit awards through the Transition Period in accordance with their terms and such awards shall fully vest through the Expected Transition Termination Date if Mr. Faugno is terminated as an advisor by the Company other than for Cause (as defined in the Transition Services Agreement). Additionally, the Transition Services Agreement provides that Mr. Faugno shall not be eligible for any other consideration or separation benefits which are not set forth in the Transition Services Agreement. As consideration for the above, Mr. Faugno has agreed to provide the Company with a standard release of claims.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Transition Services Agreement, between the Company and David Faugno, dated July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRACUDA NETWORKS, INC.

By:	/s/ Diane C. Honda
Diane C. Honda Vice President, General Counsel & Secretary

Date: August 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Services Agreement, between the Company and David Faugno, dated July 29, 2016